THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS") AND SHALL NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER HAS BEEN REGISTERED UNDER THE SECURITIES ACT AND STATE ACTS, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS IS AVAILABLE, THE AVAILABILITY OF WHICH MUST BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

COMMON STOCK PURCHASE WARRANT

Number of Shares: __,000

INVESTVIEW INC.

COMMON STOCK, PAR VALUE $.001 PER SHARE

VOID AFTER 5:00 P.M. EASTERN STANDARD TIME

This Warrant is issued to ALLIED GLOBAL VENTURES LLC ("Holder") by Investview Inc., a Nevada corporation (hereinafter with its successors called the "Company").

For value received and subject to the terms and conditions hereinafter set out, Holder is entitled to purchase from the Company at a purchase price per share of $1.50, [      ] ([   ]) fully paid and non-assessable shares of common stock, par value $.001 per share ("Common Shares") of the Company. Such purchase price per Common Share, adjusted from time to time as provided herein, is referred to as the "Purchase Price."

1.          The Holder may exercise this Warrant, in whole or in part, upon surrender of this Warrant, with the exercise form annexed hereto duly executed, at the office of the Company, or such other office as the Company shall notify the Holder in writing, together with a certified or bank cashier's check payable to the order of the Company in the amount of the Purchase Price times the number of Common Shares being purchased. The Company may, at its option, redeem all or a portion of the outstanding Warrants at any time after they become exercisable and prior to their expiration, at the office of the Holder, upon providing ten (10) days written notice, at the price of $0.25 per share (“Redemption Price”), provided that the last sales price of the Common Stock has been at least $3.00 per share (subject to adjustment), on each of the last twenty (20) trading days immediately prior to the date on which notice of redemption is given and provided, further, that there is an effective registration statement with respect to the Common Stock.

2.          The person or persons in whose name or names any certificate representing Common Shares is issued hereunder shall be deemed to have become the holder of record of the Common Shares represented thereby as of the close of business on the date on which this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed. Until such time as this Warrant is exercised or terminates, the Purchase Price payable and the number and character of securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

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3.          Unless previously exercised, this Warrant shall expire at 5:00 p.m. Eastern Standard Time, on [   ], 2018, and shall be void thereafter.

4.          The Company covenants that it will at all times reserve and keep available a number of its authorized Common Shares, free from all preemptive rights, which will be sufficient to permit the exercise of this Warrant. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges.

5.          If the Company subdivides its outstanding Common Shares, by split-up or otherwise, or combines its outstanding Common Shares, the Purchase Price then applicable to shares covered by this Warrant shall forthwith be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

6.          If (a) the Company reorganizes its capital, reclassifies its capital stock, consolidates or merges with or into another corporation (but only if the Company is not the surviving corporation and no longer has more than a single shareholder) or sells, transfers or otherwise disposes of all or substantially all its property, assets, or business to another corporation, and (b) pursuant to the terms of such reorganization, reclassification, merger, consolidation, or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock, or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Shares, then (c) Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same number of shares of common stock of the successor or acquiring corporation and Other Property receivable upon such reorganization, reclassification, merger, consolidation, or disposition of assets as a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such event. At the time of such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to adjust the number of shares of the common stock of the successor or acquiring corporation for which this Warrant is exercisable. For purposes of this section, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock, or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this section shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations, or disposition of assets.

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7.          Intentionally left blank.

8.          In no event shall any fractional Common Share of the Company be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 8, be entitled to receive a fractional Common Share, then the Company shall issue the next higher number of full Common Shares, issuing a full share with respect to such fractional share. If this Warrant is exercised at one time for less than the maximum number of Common Shares purchasable upon the exercise hereof, the Company shall issue to the Holder a new warrant of like tenor and date representing the number of Common Shares equal to the difference between the number of shares purchasable upon full exercise of this Warrant and the number of shares that were purchased upon the exercise of this Warrant.

9.          Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

10.        The Company will maintain a register containing the names and addresses of the Holder and any assignees of this Warrant. Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered by confirmed facsimile or telecopy or by a recognized overnight courier, addressed to Holder at the address shown on the warrant register.

11.        This Warrant has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws ("State Acts") or regulations in reliance upon exemptions under the Securities Act, and exemptions under the State Acts. Subject to compliance with the Securities Act and State Acts, this Warrant and all rights hereunder are transferable in whole or in part, at the office of the Company at which this Warrant is exercisable, upon surrender of this Warrant together with the assignment hereof properly endorsed.

12.        In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company may issue a new warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen, or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft, or destruction) and of indemnity with sufficient surety satisfactory to the Company.

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13.        Unless a current registration statement under the Securities Act, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of securities acquired upon exercise hereof, the Company may require Holder to make such representations, and may place such legends on certificates representing the Common Shares issuable upon exercise of this Warrant, as may be reasonably required in the opinion of counsel to the Company to permit such Common Shares to be issued without such registration.

14.        This Warrant does not entitle Holder to any of the rights of a stockholder of the Company.

15.        Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties to this Agreement any covenant, condition, stipulation, promise, or agreement contained herein, and all covenants, conditions, stipulations, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

16.        The provisions and terms of this Warrant shall be construed in accordance with the laws of the State of NEW JERSEY.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of DATE [    ], 2013

Investview Inc.

By:
Name: William Kosoff
Title: Acting Chief Financial Officer

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FORM OF EXERCISE

Date: ____________________

To:	Investview Inc.

The undersigned hereby subscribes for _______ shares of common stock of Investview Inc. covered by this Warrant and hereby delivers $___________ in full payment of the purchase price thereof. The certificate(s) for such shares should be issued in the name of the undersigned or as otherwise indicated below:

Signature:

Printed Name

Name for Registration, if different

Street Address

City, State and Zip Code

Social Security Number

ASSIGNMENT

For Value Received, the undersigned hereby sells, assigns and transfers unto the assignee(s) set forth below the within Warrant certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints ___________________________________ attorney, to transfer the said Warrant on the books of the within-named Company with respect to the number of Common Shares set forth below, with full power of substitution in the premises.

Social Security or
other Identifying
Name(s) of	Number(s) of		No. of
Assignee(s)	Assignee(s)	Address	Shares

Dated: ______________________________

Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

Print Name and Title